UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.  )

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☐	Preliminary Proxy Statement
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Crown Castle Inc.
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Crown Castle’s Highly Qualified Board of Directors is Driving Strategic Actions to Enhance Value

Refreshed Board Has Deep Expertise in Telecom, Towers and Fiber Industries as well as C-Suite and Investment Professional Experience

Boots Capital Nominees Lack Additive Skills

Crown Castle Urges Shareholders to Vote “FOR” ONLY Crown Castle’s 12 Director Nominees on the WHITE Proxy Card or Voting Instruction Form

HOUSTON, May 7, 2024 (GLOBE NEWSWIRE) – Crown Castle Inc. (NYSE: CCI) (“Crown Castle” or the “Company”) today sent a letter to shareholders in connection with its upcoming 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”) scheduled for May 22, 2024. Shareholders of record as of the close of business on March 28, 2024 are entitled to vote at the 2024 Annual Meeting.

The full text of the letter follows and can be found at www.VoteCrownCastle.com, along with Crown Castle’s definitive proxy statement and other materials regarding the Board of Directors’ recommendations for the 2024 Annual Meeting.

VOTE THE WHITE PROXY CARD OR VOTING INSTRUCTION FORM TODAY “FOR” ONLY THE 12 CROWN CASTLE HIGHLY QUALIFIED DIRECTOR NOMINEES

Dear Fellow Shareholders,

Crown Castle has a strong, highly qualified Board that is meaningfully refreshed and has the relevant skills to oversee the execution of our strategy. At Crown Castle’s 2024 Annual Meeting, Ted Miller, along with Boots Capital Management, LLC (“Boots Capital”), is attempting to replace four of the Company’s highly qualified nominees with his own nominees, whose skillsets and perspectives are not additive and do not reflect current industry dynamics and the competitive ecosystem. We urge you to vote the WHITE proxy card or voting instruction form today “FOR” ONLY Crown Castle’s 12 highly qualified director nominees to continue the important progress underway.

CROWN CASTLE’S DIRECTORS HAVE DEMONSTRATED THAT THEY ARE EFFECTIVE CHANGE AGENTS WHO ARE SUCCESSFULLY EXECUTING VALUE-ENHANCING INITIATIVES

The Board is taking decisive actions to build a stronger and more valuable Crown Castle, including:

•	Appointing 25+ year tower industry veteran Steven J. Moskowitz as President and CEO following a robust search process.
•	Advancing its comprehensive strategic and operating review of Crown Castle’s fiber and small cell business to identify the most value-maximizing path forward for shareholders.

•	Strengthening the Board by appointing four new independent directors over the past year and seven of our current 11 independent directors since 2020, all of whom bring valuable experience, skills, and perspectives that drive forward Crown Castle’s short- and long-term objectives.

CROWN CASTLE’S BOARD HAS PLACED AN EMPHASIS ON REFRESHMENT TO ENSURE A

BALANCE OF PERSPECTIVES BETWEEN LONGER-TENURED DIRECTORS AND NEWER DIRECTORS

The Crown Castle Board of Directors takes a thoughtful and rigorous approach to its refreshment process, focusing on criteria most additive to the Board – including experience, expertise, and skillsets – geared toward safeguarding and enhancing shareholder value. At the same time, we balance our refreshment plans by allowing our newly appointed directors to leverage the institutional knowledge of our legacy directors, which we believe is integral to successfully overseeing the Company.

Since 2020, we have appointed seven of our current 11 independent directors with expertise across telecom, towers, and fiber industries; real estate and REIT; meaningful experience as C-Suite executives and directors in highly regulated industries; and critical perspectives as leading investment professionals. Our current Board composition reflects an average tenure of 5.7 years, is 54% diverse, and has an average age of 59 years old.

BOOTS CAPITAL IS SEEKING TO REPLACE AND ELIMINATE SIGNIFICANT AND RELEVANT EXPERTISE THAT OUR CURRENT DIRECTORS BRING TO THE BOARDROOM

Boots Capital is seeking to replace four directors who are integral members of our Board: P. Robert Bartolo (Chair of the Board since 2022), Ari Fitzgerald, Cindy Christy, and Kevin Kabat. If successful, Boots Capital’s nominees would eliminate significant and relevant expertise brought by these current directors.

P. Robert Bartolo

Deep knowledge of the telecom industry from a shareholder perspective

Experience and Expertise

✓	Provides valuable shareholder perspective as a former Portfolio Manager and the former Executive Vice President of T. Rowe Price’s largest mutual fund at the time, the Growth Stock Fund, growing it from $32B to $60B
✓	Leading voice in the telecom investment universe, twice being named by Institutional Investor magazine as the best buy-side telecommunications analyst
✓	Critical understanding of Crown Castle and the Company’s ongoing strategic transformation, as the Board Chair and the Chair of the Fiber Review Committee

“[Rob’s] investor perspective and his work in the telecommunications space will further strengthen [the Cable One] Board’s depth of expertise and diversity of thought.” – Julie Laulis, President and CEO of Cable One1

[1]	Cable One Company Filing – “P. Robert Bartolo Joins the Cable One Board of Directors” (August 18, 2023)

Ari Fitzgerald

Extensive proficiency in the wireless regulatory & legal environment

Experience and Expertise

✓	Integral understanding of both Crown Castle and the broader industry, as Leader of Hogan Lovells’ Communications, Internet and Media practice
✓	Significant understanding of regulatory issues facing Crown Castle as a former Deputy Chief of the International Bureau and Legal Advisor to the Chairman of the Federal Communications Commission (“FCC”)
✓	Widely respected industry participant as one of the only three attorneys to have ever been inducted into the Wireless History Foundation’s Wireless Hall of Fame

“Ari Fitzgerald is very dialed-in to us as a client as well as to the wider market and legal landscape. He has an excellent strategic mind, which we value.” – USA-based Telecom, Broadcast & Satellite client2

Cindy Christy

Keen insight into evolving dynamics of the modern wireless industry

Experience and Expertise

✓	Gained a deep understanding of Crown Castle and the broader tower and fiber industries over a more than 25-year career as an executive in the telecommunications and high-technology sectors
✓	Provides a wealth of industry knowledge from her role as Director and Treasurer of CTIA, a trade association representing the U.S. wireless communications industry
✓	Recognized by leading market participants as a top executive – during her tenure as President, she led Asurion to be honored by AT&T as an outstanding supplier

“Cindy has a talent for acting as a change agent and guiding large organizations and operations through new endeavors. With years of experience in telecom…she will serve as a strong addition to the board…” – Christopher Coughlin, former Chair of the Dun & Bradstreet Board of Directors3

Kevin Kabat

Significant expertise leading and governing highly regulated public companies

Experience and Expertise

✓	Distinguished track record of public company CEO experience from nearly ten years of service as the former CEO of Fifth Third Bancorp
✓	Immense public company governance experience at companies in highly regulated industries, as the Chair of Unum Group, the Chair of Nisource, as the former Chair of AltiGlobal, and the former Lead Independent Director of E*TRADE
✓	Critical experience during M&A processes – oversaw the successful spin-off of Fifth Third Bancorp’s processing division and the sale of E*TRADE to Morgan Stanley

[2]	Chambers and Partners Profile – “Ari Q. Fitzgerald” (2023)
[3]	Dun & Bradstreet Company Filing – “Cindy Christy, President and COO of Asurion Corporation, Joins Dun & Bradstreet Board of Directors” (August 5, 2015)

“[Kevin] was absolutely the right guy at the right time – it was a hectic period that required someone smart, thoughtful, decisive and who wouldn’t shoot from the hip.” – William Isaac, Former Chair of the Fifth Third Bancorp Board of Directors4

BOOTS CAPITAL’S SLATE LACKS ADDITIVE SKILLS; TED MILLER AND HIS NOMINEES ARE UNPREPARED TO OVERSEE A PUBLIC COMPANY THROUGH A COMPLEX AND IMPORTANT JUNCTURE

We believe Mr. Miller’s top priority is to execute a self-serving agenda, along with his son-in-law and two friends, at Crown Castle.

The appointment of Mr. Miller to the Board is wholly inappropriate given his lack of relevant experience since leaving Crown Castle 22 years ago. Additionally, the appointment of the Boots Capital nominees would create an exceedingly disproportionate level of influence relative to Boots Capital’s ownership position of only 0.18% of Crown Castle stock.

Moreover, Mr. Miller and his nominees do not possess any experience or skillsets that would be additive to the Board’s slate of highly qualified director nominees.

Ted Miller

×	Retired from Crown Castle over two decades ago and his previous tenure at the Company concluded unsuccessfully
×	TSR during Mr. Miller's tenure as CEO: -41%[5]
×	TSR during Mr. Miller's tenure as Chair: -88%[6]
×	No public company executive or operational roles in over two decades
×	Lacks the experience needed for today’s dynamic operating environment, in light of changes to industry landscape over the past two decades
×	Over Crown Castle’s mandatory director retirement age of 72

POTENTIAL IMPACT: By replacing P. Robert Bartolo, potential loss of significant telecom investor experience

Charles Green

×	Retired from Crown Castle over two decades ago
×	No background in U.S. corporate governance or board service
×	CFO experience is already present on the Board through Messrs. Singer and Patel
×	Clear affiliation with, and allegiance to, Mr. Miller – current professional experience includes advising PowerX Technology, of which Mr. Miller is a significant shareholder
×	Over Crown Castle’s mandatory director retirement age of 72

[4]	Cincinnati.com “Kabat’s legacy: Bringing Fifth Third ‘back from the brink’” (July 8, 2015)
[5]	TSR during Mr. Miller’s tenure as CEO (from Crown Castle Nasdaq IPO on August 18, 1998 to August 20, 2001)
[6]	TSR during Mr. Miller’s tenure as Chair (from June 1, 1999 to August 2, 2002)

POTENTIAL IMPACT: By replacing Ari Fitzgerald, potential loss of Board diversity, FCC regulatory and specialized communications industry legal experience

Tripp Rice

×	Clear allegiance to Mr. Miller as his son-in-law
×	No background in tower or fiber operations
×	No public company board experience
×	Professional experience almost solely from working for Mr. Miller for the last 10 years
×	Clear professional affiliation with Mr. Miller from his tenure at Boots Capital, 4M Management Partners, Visual Intelligence, and PowerX Technology

POTENTIAL IMPACT: By replacing Cindy Christy, potential loss of Board diversity and extensive customer knowledge and expertise on current wireless industry dynamics

David Wheeler

×	No background in tower or fiber operations
×	No public company board experience
×	Financial experience is already present on the Board through 11 out of 13 current Board members
×	Clear affiliation with, and allegiance to, Mr. Miller – current professional experience includes serving as a consultant to Mr. Miller’s 4M Management Partners
×	Within one year of Crown Castle’s mandatory director retirement age of 72

POTENTIAL IMPACT: By replacing Kevin Kabat, potential loss of leadership and governance experience in highly regulated industries

YOUR VOTE MATTERS - PROTECT THE VALUE OF YOUR INVESTMENT BY VOTING THE

WHITE PROXY CARD OR VOTING INSTRUCTION FORM

Crown Castle’s strong Board nominees are taking decisive actions to improve the Company’s business and drive value for shareholders, and we believe that your current Board is best positioned to strengthen Crown Castle and deliver on our objectives.

We urge you to use the enclosed WHITE proxy card or voting instruction form and vote “FOR” ONLY the 12 nominees proposed by the Board: P. Robert Bartolo, Cindy Christy, Ari Q. Fitzgerald, Jason Genrich, Andrea J. Goldsmith, Tammy K. Jones, Kevin T. Kabat, Anthony J. Melone, Sunit S. Patel, Bradley E. Singer, Kevin A. Stephens and Matthew Thornton, III (collectively, "Company Nominees").

Please note that your WHITE proxy card or voting instruction form has more names on it than the 12 seats that are up for election, pursuant to the requirement that our proxy card list Boots Capital’s nominees in addition to the Company Nominees. Shareholders can vote “FOR” less than 12 nominees at the 2024 Annual Meeting but cannot vote “FOR” more than 12 nominees.

If you have already voted using a prior proxy card or voting instruction form listing 13 Company Nominees, your votes for all director nominees and other proposals will not be counted. Accordingly, you are urged to re-vote using the WHITE proxy card or voting instruction form listing 12 Company Nominees to ensure that your vote is counted.

Your vote is extremely important no matter how many shares you own. Please cast your vote in advance of the 2024 Annual Meeting (whether or not you plan to attend the meeting) by marking, signing, dating, and returning the enclosed WHITE proxy card or voting instruction form by mail in the postage-paid envelope provided, or by voting via Internet or telephone following instructions on your WHITE proxy card or voting instruction form.

You may receive solicitation materials from Mr. Miller, including an opposition proxy statement and gold proxy card. The Board does NOT endorse Boots Capital’s nominees or Boots Capital’s By-Laws Proposal and unanimously recommends that shareholders discard any proxy materials from Boots Capital. If you have already submitted a gold proxy card, you can revoke such proxy and vote for the Company Nominees and on the other matters to be voted on at the 2024 Annual Meeting in one of the ways outlined above. Only your latest validly executed proxy card or voting instruction form will count and you can revoke any proxy at any time prior to the 2024 Annual Meeting as described in the Company’s proxy statement.

Please mark your WHITE proxy card or voting instruction form carefully and vote "FOR" ONLY the 12 Company Nominees.

Thank you for your continued support.

Sincerely,

The Crown Castle Board of Directors

If you have any questions or require any assistance with voting your shares, please call the Company’s proxy solicitor:

INNISFREE M&A INCORPORATED
at
(877) 717-3904 (toll-free from the United States and Canada)
or
+1 (412) 232-3651 (from other locations).

Advisors

Morgan Stanley is serving as financial advisor, and Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as legal counsel, to the Company.

About Crown Castle

Crown Castle owns, operates and leases more than 40,000 cell towers and approximately 90,000 route miles of fiber supporting small cells and fiber solutions across every major U.S. market. This nationwide portfolio of communications infrastructure connects cities and communities to essential data, technology and wireless service – bringing information, ideas and innovations to the people and businesses that need them. For more information on Crown Castle, please visit www.crowncastle.com.

CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Statements that are not historical facts are hereby identified as forward-looking statements. In addition, words such as “estimate,” “anticipate,” “project,” “plan,” “intend,” “believe,” “expect,” “likely,” “predicted,” “positioned,” “continue,” “target,” “seek,” “focus” and any variations of these words and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include (1) statements and expectations regarding the process and outcomes of Company’s Fiber Review Committee, including that it will help enhance and unlock shareholder value, (2) that the actions set forth in this press release best position the Company for long term success, including our Board’s regular evaluation of all paths to enhance shareholder value, (3) that the Company will benefit from the experience and insights of the directors and the new CEO, and (4) that the Company will identify the best path forward to capitalize on significant opportunities for growth in our industry. Such forward-looking statements should, therefore, be considered in light of various risks, uncertainties and assumptions, including prevailing market conditions, risk factors described in “Item 1A. Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. Unless legally required, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Our filings with the SEC are available through the SEC website at www.sec.gov or through our investor relations website at investor.crowncastle.com. We use our investor relations website to disclose information about us that may be deemed to be material. We encourage investors, the media and others interested in us to visit our investor relations website from time to time to review up-to-date information or to sign up for e-mail alerts to be notified when new or updated information is posted on the site.

Important Shareholder Information

The Company filed a definitive proxy statement and a WHITE proxy card on April 11, 2024, as well as a proxy supplement and revised WHITE proxy card on April 22, 2024, with the SEC in connection with its solicitation of proxies for its 2024 Annual Meeting. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE PROXY SUPPLEMENT, THE ACCOMPANYING REVISED WHITE PROXY CARD, AND ANY AMENDMENTS AND SUPPLEMENTS TO THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, AS THEY CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the proxy statement and the proxy supplement, any amendments or supplements to these documents and other documents, as and when they become available, without charge from the SEC’s website at www.sec.gov.

Participant Information

The Company, its directors, director nominees, certain of its officers, and other employees are or will be “participants” (as defined in Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the 2024 Annual Meeting. The identity, their direct or indirect interests (by security holdings or otherwise), and other information relating to the participants is available in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 11, 2024, in the section entitled “Beneficial Ownership of Common Stock” (on page 90) and Appendix C (on page C-1). To the extent the holdings by the “participants” in the solicitation reported in the Company’s definitive proxy statement have changed, such changes have been or will be reflected on “Statements of Change in Ownership” on Forms 3, 4 or 5 filed with the SEC (where applicable). All these documents are or will be available free of charge at the SEC’s website at www.sec.gov.

CONTACTS:

Dan Schlanger, CFO
Kris Hinson, VP & Treasurer
Crown Castle Inc.
713-570-3050

MEDIA:

Andy Brimmer / Adam Pollack
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449